Exhibit 10.3

October 14, 2011

HollyFrontier Corporation

2828 N. Harwood, Suite 1300

Dallas, Texas 75201

Re:	Clarification of certain matters regarding the Amended and Restated Crude Pipelines and Tankage Agreement (the “Crude Agreement”) dated December 1, 2009 to be effective January 1, 2009, by and among Navajo Refining Company, L.L.C., a Delaware limited liability company (“Navajo Refining”), Holly Refining & Marketing Company – Woods Cross LLC, a Delaware limited liability company (“HollyFrontier Refining – Woods Cross”), and HollyFrontier Refining & Marketing Company LLC, a Delaware limited liability company (“HollyFrontier Refining”, together with Navajo Refining and HollyFrontier-Refining – Woods Cross, the “HollyFrontier Entities”), Holly Energy Partners-Operating, L.P., a Delaware limited partnership (the “Operating Partnership”), HEP Pipeline, LLC, a Delaware limited liability company (“HEP Pipeline”) and HEP Woods Cross, L.L.C., a Delaware limited liability company (“HEP Woods Cross”, together with the Operating Partnership and HEP Pipeline, the “Partnership Entities”)

Ladies and Gentlemen,

The purpose of this letter agreement (this “Letter Agreement”) is (i) to clarify the method by which certain payments due from the HollyFrontier Entities to the Partnership Entities under the Crude Agreement are calculated, and (ii) to agree to the amount of a payment from the HollyFrontier Entities to the Partnership Entities such that, following such payment, the HollyFrontier Entities will have paid to the Partnership Entities under the Crude Agreement a total amount equal to what the HollyFrontier Entities would have paid to the Partnership Entities under the Crude Agreement through June 30, 2011 if the amounts paid under such agreement would have been calculated on the basis of the clarifications set forth herein from the date the parties originally entered into such agreement (the “Adjustment Payment”). For the Contract Quarter beginning July 1, 2011, and for all future Contract Quarters, the amounts due under the Crude Agreement will be calculated in accordance with the clarifications set forth herein. Capitalized terms used in this Letter Agreement that are not otherwise defined herein shall have the meaning given to them in the Crude Agreement. Now, therefore, the HollyFrontier Entities and the Partnership Entities agree as follows:

1. Crude Oil Trunk Pipelines Volume Measurement. The HollyFrontier Entities will not be charged the tariff rates applicable to services on the Crude Oil Trunk Pipelines for volumes of Crude Oil moved over the 4 inch, 1.2 mile Abo Station to BP Sweet System pipeline (since such volumes of Crude Oil are not ultimately shipped to a HollyFrontier refinery), though such volumes of Crude Oil so shipped may be charged the tariff rates applicable to services on the Crude Oil Gathering Pipelines, as further specified below.

2. Crude Oil Gathering Pipelines Volume Measurements. The HollyFrontier Entities will be charged the tariff applicable to service on the Crude Oil Gathering Pipelines for all volumes (whether shipped by pipeline or truck) of Crude Oil delivered to the following Crude Oil gathering stations:

• Abo	• Monument Sweet

• Artesia	• North Monument

• Barnsdall	• South Monument

• Baumgart	• Riley

• Beeson	• Russell

• Burton Flats	• Seminole

• Lovington Station 126 – Chevron LACTs	• Wood

• Maljamar Park

Additionally, the measurement points for measuring such volumes shall be as follows (with the stations included or excluded at such measurement points set forth in the parenthetical next to such measurement point):

•	Abo

•	Artesia (includes Burton Flats)

•	Barnsdall

•	Beeson (includes Maljamar Park)

•	Monument Sour (includes North Monument and South Monument)

•	Monument Sweet

•	Riley (includes Baumgart)

•	Russell (excludes Riley and Baumgart volumes already counted at Riley)

•	Wood (includes Seminole)

•	Lovington Station 126 – Chevron LACTs

The Parties may, by mutual written agreement, amend the lists above to add or remove stations, or to change measurement points.

3. Calculation of Quarterly Minimum Revenue Commitments. The amount of the Minimum Trunk Pipeline Revenue Commitment, Minimum Gathering Pipeline Revenue Commitment, Minimum Woods Cross Pipeline Revenue Commitment and Minimum Roswell Pipeline Revenue Commitment applicable to each Contract Quarter under the Crude Agreement shall be calculated by multiplying the annual revenue commitment for each such amount set forth in Schedule I to the Crude Agreement by a fraction, the numerator of which shall be actual number of days in such Contract Quarter and the denominator of which shall be the total number of days in the Contract Year in which such Contract Quarter is included. For example, for the Contract Quarter beginning on July 1, 2008 and ending on September 30, 2008, the Minimum Trunk Pipeline Revenue Commitment would be calculated as follows:

Minimum Trunk Pipeline Revenue Commitment per Year = $14,076,293

Days in applicable Contract Quarter = 92

Days in applicable Contract Year = 365

Quarterly Trunk Pipeline Revenue Commitment = $14,076,293 x (92/365)

                         = $3,547,997

4. Adjustment Payment. The amount of the Adjustment Payment is $5,505,590. The HollyFrontier Entities agree to pay the Adjustment Payment to the Partnership Entities is six equal installments, the first of which shall be paid on October 31, 2011, and the remaining five of which shall be paid by the last day of the first month of each of the next five Contract Quarters (January 31, 2012; April 30, 2012; July 31, 2012; October 31, 2012; and January 31, 2013).

5. Other Matters.

(a) Addendum and Supplement. The parties agree that this Letter Agreement shall constitute an addition and supplement to the Crude Agreement regarding the matters set forth herein. The terms of this Letter Agreement are incorporated into the Crude Agreement.

(b) Counterparts. This Letter Agreement may be executed in two or more counterparts, each of which, when delivered (which deliveries may take place by facsimile or electronic mail) shall be deemed an original, but all of which shall constitute one and the same instrument.

(c) Effective Time. This letter shall be effective as of September 30, 2011.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, this Letter Agreement has been executed as of the date first written above by the undersigned to be effective as of September 30, 2011:

PARTNERSHIP ENTITIES:

HOLLY ENERGY PARTNERS – OPERATING, L.P.

By:
Name:
Title:

HEP WOODS CROSS, L.L.C.

By: HOLLY ENERGY PARTNERS – OPERATING, L.P.,
its Sole Member

By:
Name:
Title:

HEP PIPELINE, L.L.C.

By: HOLLY ENERGY PARTNERS – OPERATING, L.P., its Sole Member

By:
Name:
Title:

HOLLYFRONTIER ENTITIES:

NAVAJO REFINING COMPANY, L.L.C.

By:
Name:
Title:

SIGNATURE PAGE TO LETTER AGREEMENT

HOLLY REFINING & MARKETING COMPANY – WOODS CROSS LLC

By:
Name:
Title:

HOLLYFRONTIER REFINING & MARKETING COMPANY LLC

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

HOLLYFRONTIER CORPORATION

By:
Name:
Title:

SIGNATURE PAGE TO LETTER AGREEMENT